EXHIBIT 99.1
PRESS RELEASE
November 10, 2006

SOURCE:	Kahiki Foods, Inc.
DATELINE CITY:	Gahanna, Ohio
KAHIKI ANNOUNCES SECOND QUARTER FY07 RESULTS
Record Sales and Operational Improvements Drive Double Digit Increases in Gross Profits
Kahiki Foods, Inc. (OTCBB: KSCI), Gahanna, Ohio, announced today record second quarter net sales of $5,874,977 for the period ended September 30, 2006, a 14.8% increase over the same quarter of the prior year. Income from operations for the quarter was $104,639, versus a loss from operations in the same period of the prior year of $267,958, representing an improvement of $372,597. Gross profits for the quarter were $1,129,534, a 21.7% increase compared to the same period of the prior year. Selling, general, and administrative expenses for the quarter, as a percentage of net sales, decreased from 23.3% to 17.4%. Kahiki reported a net loss for the quarter of $16,812. For the same quarter of the previous year, net income was $391,287, which included a one-time income of $750,000 from life insurance proceeds from the death of former CEO Michael Tsao.
For the six months ended September 30, 2006, net sales were $11,819,853, a 16.8% increase over the same period of the prior year. Income from operations for the six-month period this year was $113,079, versus a loss from operations in the prior year of $416,880, an improvement of $529,959. Gross profits for the six-month period this year were $2,393,550, a 37.8% increase over the same period of the prior year. Selling, general, and administrative expenses for the six-month period this year, as a percentage of net sales, decreased from 21.3% to 19.3%. Kahiki reported a net loss for the six-month period this year of $82,683. For the same six-month period of the previous year, net income was $170,893, which included one-time income of $750,000 from life insurance proceeds from the death of former CEO Michael Tsao.
Alan Hoover, President and CEO commented, “These results clearly demonstrate that we are starting to realize the operational improvements that we have undertaken over the past year, including moving to a new manufacturing facility and implementing lean manufacturing. We have a very clear focus on growing our business profitably through the right mix of customers and products. We remain committed to building positive earnings by executing on the fundamentals: operational improvements, cost savings, and profitable sales.”
About Kahiki Foods, Inc.
Kahiki Foods, Inc. (OTCBB: KSCI), Gahanna, Ohio, manufactures premium, authentic Asian frozen foods and distributes to retail grocery chains, membership warehouse clubs, and food service operations in the United States and abroad. For 11 years, the Kahiki brand has been committed to delivering innovative, restaurant-quality Asian frozen foods to customers while delivering value to stakeholders.
Forward-Looking Statements

Statements contained in this news release that are not strictly historical are forward-looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The company makes these statements based on information available to it as of the date of this news release and it assumes no responsibility to update or revise such forward-looking statements. Editors and investors are cautioned that such forward-looking statements invoke risk and uncertainties that may cause the company’s actual results to differ materially from such forward-looking statements.
Source: Kahiki Foods, Inc.
Media Contact:
Tim Tsao
VP Sales & Marketing
Kahiki Foods
1100 Morrison Road
Gahanna, Ohio 43230
Tel: 614-322-3198
Email: tim.tsao@kahiki.com

ITEM 1. KAHIKI FOODS, INC. FINANCIAL STATMENTS
KAHIKI FOODS, INC.
BALANCE SHEETS

	September 30, 2006
	(unaudited)	March 31, 2006
ASSETS
Current Assets
Cash	$—	$833,655
Accounts receivable, net	2,136,640	2,231,727
Inventories	1,805,673	1,543,534
Refundable income taxes	503,676	493,365
Other current assets	161,838	284,315

Total Current Assets	4,607,827	5,386,596

Property And Equipment, Net	12,097,357	12,211,280

Other Assets
Deferred loan costs	132,502	137,366
Restricted deposits	437,241	426,394
Other deposits	20,517	22,761

Total Other Assets	590,260	586,521

Total Assets	$17,295,444	$18,184,397

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$7,846,399	$9,029,071
Accounts payable	2,532,326	2,115,587
Accrued expenses	399,695	455,984
Income taxes payable	—	20,240

Total Current Liabilities	10,778,420	11,620,882
Deferred income taxes	66,000	66,000
Long-term debt	399,154	383,991

Total Liabilities	11,243,574	12,070,873
Stockholders’ Equity
Preferred stock, no par value, 1,000,000 shares authorized; 943,491 and 930,741 shares issued and outstanding, respectively	2,122,854	2,094,167
Common stock, no par value, 9,000,000 shares authorized; 3,831,698 and 3,811,698 shares issued and outstanding, respectively	2,834,489	2,813,460
Retained earnings	1,094,527	1,205,897

Total Stockholders’ Equity	6,051,870	6,113,524

Total Liabilities And Stockholders’ Equity	$17,295,444	$18,184,397

See notes to unaudited financial statements.

KAHIKI FOODS, INC.
STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended September 30,
		2005
	2006	(restated)
Net sales	$5,874,977	$5,115,646

Cost of sales	4,745,443	4,187,752

Gross profit	1,129,534	927,894

Selling, general and administrative expenses	1,024,895	1,195,852

Income (loss) from operations	104,639	(267,958)

Other income (expense):
Interest expense	(144,837)	(183,445)
Interest and other income	12,470	7,690
Life insurance proceeds	—	750,000

Total other income (expense)	(132,367)	574,245

Income (loss) before income taxes	(27,728)	306,287

Income tax expense (benefit)	(10,916)	(85,000)

Net income (loss)	(16,812)	391,287

Less income allocable as preferred stock dividends	26,654	—

Income (loss) available to common stockholders	$(43,466)	$391,287

Weighted average shares outstanding:
Basic	3,828,220	3,670,848
Diluted	5,084,117	3,998,731

Net income (loss) per common share:
Basic	$(0.01)	$0.11
Diluted	$—	$0.10
See notes to unaudited financial statements.

KAHIKI FOODS, INC.
STATEMENTS OF INCOME (UNAUDITED)

	Six Months Ended September 30,
		2005
	2006	(restated)
Net sales	$11,819,853	$10,123,928

Cost of sales	9,426,303	8,386,681

Gross profit	2,393,550	1,737,247

Selling, general and administrative expenses	2,280,471	2,154,127

Income (loss) from operations	113,079	(416,880)

Other income (expense):
Interest expense	(274,629)	(255,305)
Interest and other income	17,951	8,078
Life insurance proceeds	—	750,000

Total other income (expense)	(256,678)	502,773

Income (loss) before income taxes	(143,599)	85,893

Income tax expense (benefit)	(60,916)	(85,000)

Net income (loss)	(82,683)	170,893

Less income allocable as preferred stock dividends	52,832	—

Income (loss) available to common stockholders	$(135,515)	$170,893

Weighted average shares outstanding:
Basic	3,820,004	3,666,028
Diluted	5,075,901	3,993,911

Net income (loss) per common share:
Basic	$(0.04)	$0.05
Diluted	$(0.02)	$0.04
See notes to unaudited financial statements.

KAHIKI FOODS, INC.
STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended September 30,
		2005
	2006	(restated)
Cash Flows From Operating Activities:
Net income (loss)	$(82,683)	$170,893
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	478,548	409,795
Deferred taxes	—	(85,000)
Life insurance proceeds and deposits	184,205	(750,000)
Net value of property and equipment written off	—	1,263
Compensation expense from stock options	9,829	—
Changes in operating assets and liabilities:
Accounts receivable	95,087	(411,319)
Inventories	(262,139)	(40,424)
Refundable income taxes	(10,311)	44,787
Other assets	(70,331)	(44,903)
Accounts payable	416,739	195,318
Accrued expenses	(56,289)	39,296
Income taxes payable	(20,240)	(5,350)

Net cash provided by (used in) operating activities	682,415	(475,644)

Cash Flows From Investing Activities:
Purchase of equipment and improvements	(359,761)	(2,208,438)

Net cash used in investing activities	(359,761)	(2,208,438)

Cash Flows From Financing Activities:
Line of credit — net	(793,783)	1,342,395
Proceeds from long-term debt	170,818	2,282,810
Payments on long-term debt	(544,544)	(478,333)
Capitalized cost of financing	—	7,750
Proceeds from the exercise of stock options	11,200	8,430

Net cash provided by (used in) financing activities	(1,156,309)	3,163,052

Net increase (decrease) in cash	(833,655)	478,970

Cash — beginning of period	833,655	—

Cash — end of period	$—	$478,970

- Continued -

KAHIKI FOODS, INC.
STATEMENTS OF CASH FLOWS (UNAUDITED) (Continued)

	Six Months Ended September 30,
		2005
	2006	(restated)
Supplemental Disclosures Of Cash Flow Information:
Cash paid for:
Interest	$275,005	$230,690
Income taxes	(30,365)	(1,057)

Non-cash transactions:
Declaration of stock dividend on Preferred Stock (12,750 shares)	28,687	—
See notes to unaudited financial statements, located in the 10Q filing to the SEC, dated 11/9/06.